UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2013

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-14795	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Boyle Building, 2nd Floor 31 Queen Street Hamilton, Bermuda HM 11
(Address of principal executive offices, including zip code)

(441) 296-8560 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On August 7, 2013, American Safety Insurance Holdings, Ltd., a Bermuda exempted company  (“American Safety”), entered into Amendment No. 1 to the Agreement and Plan of Merger, dated as of June 2, 2013 (the “Amendment”, and such agreement as so amended, the “Merger Agreement”), by and among Fairfax Financial Holdings Limited, a Canadian corporation (“Fairfax”), Fairfax Bermuda Holdings Ltd., a Bermuda exempted company and indirect wholly owned subsidiary of Fairfax (“merger sub”), and American Safety.

The Amendment increases the per share merger consideration payable to American Safety’s shareholders to $30.25, which represents an increase of $1.00 from the $29.25 per share that such shareholders would have received under the Merger Agreement prior to the Amendment.  If the Merger Agreement is approved and adopted by American Safety’s shareholders, then upon the terms and subject to the conditions described in the Merger Agreement, upon the effectiveness of the Merger, each outstanding common share, par value $0.01 per share, of American Safety, except as otherwise provided in the Merger Agreement, will be converted into the right to receive to $30.25 in cash, without interest and less any applicable withholding taxes.

In addition, among other things, the Amendment provides for an increase in the termination fee that American Safety has agreed to pay Fairfax under certain specified circumstances (including in connection with a “Superior Proposal” as defined in the Merger Agreement) from $9,186,000 to $13,400,000.

Other than as expressly modified pursuant to the Amendment, the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by American Safety on June 5, 2013, remains in full force and effect as originally executed on June 2, 2013. The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01  Other Events.

On August 7, 2013, American Safety issued a press release announcing that it had entered into the Amendment.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Additional Information for Shareholders

In connection with the proposed merger, American Safety Insurance Holdings, Ltd. has filed a definitive proxy statement with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by American Safety Insurance Holdings, Ltd. at the Securities and Exchange Commission’s web site at www.sec.gov.  The definitive proxy statement and such other documents may also be obtained for free from American Safety Insurance Holdings, Ltd. by directing such request to American Safety Insurance Holdings, Ltd., the Boyle Building, 2nd Floor, 31 Queen Street, Hamilton HM11, Bermuda, Attn:  Corporate Secretary, telephone: (441) 542-7938, Attention:  Corporate Secretary, or from American Safety Insurance Holdings, Ltd.’s website, located at www.amsafety.com.

Participants in the Solicitation

American Safety Insurance Holdings, Ltd. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger.  Information concerning the interests of American Safety Insurance Holdings, Ltd.’s participants in the solicitation is set forth in American Safety Insurance Holdings, Ltd.’s  proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the definitive proxy statement relating to the proposed merger.

Forward-Looking Statements

This press release includes certain forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of American Safety to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the timing and completion of the merger, the outcome of any legal proceedings relating to the merger, the effect of the announcement on American Safety’s customer relationships, operating results and business generally. Such factors also include, but are not limited to, the risks and uncertainties described in American Safety’s reports, including its Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC, which are available at www.sec.gov. American Safety disclaims any intention or obligation to update or revise any forward-looking statements, except as required by law.

Item 9.01  Financial Statements and Exhibits

(d) The following exhibits are included with this report:

Exhibit No.	Description
2.1
Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 7, 2013, by and among Fairfax Financial Holdings Limited, Fairfax Bermuda Holdings Ltd., and American Safety Insurance Holdings, Ltd.

99.1	Press Release, dated August 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2013	AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

	By:	/s/ Stephen R. Crim
Stephen R. Crim
President/CEO

INDEX TO EXHIBITS

Exhibit No.	Description
2.1
Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 7, 2013, by and among Fairfax Financial Holdings Limited, Fairfax Bermuda Holdings Ltd., and American Safety Insurance Holdings, Ltd.

99.1	Press Release, dated August 7, 2013